UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2022

First Wave BioPharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FWBI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 26, 2022, First Wave BioPharma, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s continued non-compliance with the minimum stockholders’ equity requirement in Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”) for continued listing on The Nasdaq Capital Market, the Staff had determined to delist the Company’s securities from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company intends to timely request a hearing before the Panel, at which hearing the Company will request an extension within which to evidence compliance with the Minimum Stockholders’ Equity Rule. The Company’s request for a hearing will stay any suspension or delisting action by the Staff pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. The Company intends to continue to take definitive steps in an effort to evidence compliance with the Minimum Stockholders’ Equity Rule; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to evidence compliance with the Minimum Stockholders’ Equity Rule within any extension period that may be granted by the Panel.

As previously disclosed, the Staff’s determination follows the receipt by the Company of a deficiency notice from the Staff on November 26, 2021, indicating that the Company was not in compliance with the Minimum Stockholders’ Equity Rule because the Company’s stockholders’ equity of $(6,969,988) as reported in its Quarterly Report on Form 10-Q for the period ended September 30, 2021, was below the required minimum of $2.5 million, and because, as of November 24, 2021, the Company did not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. On January 10, 2022, the Company submitted a plan to Nasdaq to regain compliance with the Minimum Stockholders’ Equity Rule and on February 15, 2022, the Staff notified the Company that it granted the Company an extension of up to 180 calendar days from November 26, 2021, or through May 25, 2022, to regain compliance. However, as disclosed above, the Company did not regain compliance with the Minimum Stockholders’ Equity Rule by May 25, 2022, as required under the plan.

Item 8.01	Other Events.

The Company is including the below update to its risk factors, for the purpose of supplementing and updating the disclosure contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022 (as amended on Form 10-K/A filed with the SEC on May 10, 2022) and its Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed with the SEC on May 23, 2022.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock.

Our common stock is currently listed for trading on The Nasdaq Capital Market. We must satisfy The Nasdaq Capital Market’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum bid price requirement of $1.00 per share or risk delisting, which would have a material adverse effect on our business. A delisting of our common stock from The Nasdaq Capital Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

On November 26, 2021, we received notice from the Listing Qualifications Staff of Nasdaq indicating that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, under Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”) because our stockholders’ equity of $(6,969,988) as reported in our Quarterly Report on Form 10-Q for the period ended September 30, 2021 was below the required minimum of $2.5 million, and because, as of November 24, 2021, we did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

On January 10, 2022, we submitted to Nasdaq a plan to regain compliance with the Minimum Stockholders’ Equity Rule. On February 15, 2022, Nasdaq notified us that they have granted us an extension of up to 180 calendar days from November 26, 2021, or through May 25, 2022, to regain compliance. On May 26, 2022, we received a letter from the Listing Qualifications Staff of Nasdaq indicating that, based upon the Company’s continued non-compliance with the Minimum Stockholders’ Equity Rule, the Staff had determined to delist the Company’s securities from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). We intend to timely request a hearing before the Panel, at which hearing we will request an extension within which to evidence compliance with all applicable requirements for continued listing on Nasdaq, including compliance with the Minimum Stockholders’ Equity Rule. Our request for a hearing will stay any suspension or delisting action by the Staff pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. We intend to continue to take definitive steps in an effort to evidence compliance with the Minimum Stockholders’ Equity Rule; however, there can be no assurance that the Panel will grant our request for continued listing or that we will be able to evidence compliance with the Minimum Stockholders’ Equity Rule within any extension period that may be granted by the Panel.

Additionally, on May 16, 2022, we received notice from the Listing Qualifications Staff of Nasdaq indicating that, based upon the closing bid price of our common stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq as set forth In Nasdaq Listing Rule 5550(a)(2). We will have 180 days from May 16, 2022, or through November 14, 2022, to regain compliance. If we do not regain compliance during the compliance period ending November 14, 2022, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notify Nasdaq of our intent to cure the deficiency. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, we may be subject to delisting. If Nasdaq determines to delist our common stock, we will have the right to appeal to a Nasdaq hearing panel.

If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Wave BioPharma, Inc.

May 27, 2022	By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	Chief Executive Officer